Exhibit 3.1
CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CHIMERA INTERNATIONAL GROUP, INC.

Chimera International Group, Inc, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST . The name of this corporation is Chimera International Group, Inc. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on February 11, 2008.

SECOND . This Certificate of Amendment to the Certificate of Incorporation of the corporation herein certified was duly adopted by this corporation’s Board of Directors and approved by the corporation’s stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD . Article FIRST, of the Certificate of Incorporation of the corporation shall be amended and restated in its entirety as follows:

“FIRST: The name of the Corporation is Moggle, Inc.”

FOURTH . All other provisions of the Certificate of Incorporation of the corporation shall remain in full force and effect.

IN WITNESS WHEREOF , Chimera International Group, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its duly authorized officer on this    th day of April , 2008.

CHIMERA INTERNATIONAL GROUP, Inc.

By:___s/Ernest Cimadamore
        Ernest Cimadamore, President

CERTIFICATE OF INCORPORATION OF
CHIMERA INTERNATIONAL GROUP, INC.

            The undersigned, for the purpose of organizing a corporation (the
"Corporation") pursuant to the provisions of the General Corporation Law of the
State of Delaware ("General Corporation Law"), does make and file this
Certificate of Incorporation and does hereby certify as follows:

FIRST: Name
The name of the Corporation is Chimera International Group, Inc.

SECOND: Registered Office
The registered office of the Corporation is to be located at 1209 Orange Street,
City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent is The Corporation Trust Company, whose address is
Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: Purpose
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: Capitalization
The total number of shares of capital stock the Corporation shall have authority to issue is 152,000,000 shares, consisting of (i) 150,000,000 shares of Common
Stock, $.0001 par value per share ("Common Stock"), and (ii) 2,000,000 shares of
Preferred Stock, $.0001 par value per share ("Preferred Stock").

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation.

A. Common Stock

General. The voting, dividend and liquidation rights of the holders of Common
Stock are subject to and qualified by the rights of holders of Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written consents in lieu of meetings).
Dividends. Dividends shall be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred
Stock.

Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, all of the assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of Preferred Stock, if any, and Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

B. Preferred Stock

Preferred Stock may be issued from time to time in one or more classes or series, each of such class or series to have such terms as stated or expressed in this Section B of Article FOURTH and/or in the resolution or resolutions providing for the issue of such class of series adopted by the Board of
Directors of the Corporation as hereinafter provided. Any shares of Preferred
Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred
Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided, subject to the General
Corporation Law.

Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more classes or series, and in connection with the creation of any such class or series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations, or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such votes, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any class of series of Preferred Stock may provide that such class of series shall be superior or rank equally or be junior to the Preferred Stock of any other class of series to the extent permitted by law. Except as provided in this Article
FOURTH, no vote of the holders of the Preferred Stock or Common Stock shall be prerequisite to the issuance of any shares of any class of series of Preferred
Stock authorized by and complying with the conditions of the Certificate of
Incorporation, the right to enjoy such vote being expressly waived by all present and future holders of the capital stock of the Corporation. The resolutions providing for issuance of any class of series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions, subject to the General
Corporation Law. Such resolutions shall be effective upon adoption, without the necessity of any filing, with the State Secretary of Delaware or otherwise.

FIFTH: Indemnification:

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

SIXTH: Indemnifications Provisions:

            The following indemnification provisions shall apply to the persons enumerated below.
                        1.         Right to Indemnification of Directors and
Officers.         The Corporation shall indemnify and hold harmless, to the
fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigate (a
“Proceding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the
Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee  or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified
Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Sixth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

                        2.         Prepayment of Expenses of Directors and
Officers.       The Corporation shall pay the expenses (including attorneys’
fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided,  however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the
Proceeding shall be made only upon receipt of an undertaking by the Indemnified
Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article
Sixth or otherwise.

            3.         Claims by Directors and Officers.          If a claim for
indemnification or advancement of expenses under this Article Sixth is not paid in full within 30 days after a written claim therefore by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law.

            4.         Indemnification of Employees and Agents.         The
Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of
Directors.
            5.         Advancement of Expenses of Employees and Agents.    The
Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of
Directors.
            6.         Non-Exclusivity of Rights.         The rights conferred
on any person by this Article Sixth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
            7.         Other Indemnification.   The Corporation’s obligation, if
any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other
Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

            8.         Insurance.         The Board of Directors may, to the
full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Sixth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Sixth.
            9.         Amendment or Repeal. Any repeal or modification of the
foregoing provisions of this Article Sixth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heir, executors and administrators.

SEVENTH: Meetings; Elections

Meetings of the stockholders may be held within or without the State of
Delaware, as the Bylaws of the Corporation may provide. Subject to the provisions of any law or regulation, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. The
election of Directors need not be by written ballot unless the Bylaws of the
Corporation so provide.

EIGHTH: Bylaws

The board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal Bylaws of the
Corporation, except as such power may be restricted or limited by the General
Corporation Law.

NINTH: Compromise or Arrangement

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this
Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provision of
§ 291 of the General Corporation Law, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
§ 279 of the General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH: Exculpation

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, including the director's duty of care. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the director's Duty of Loyalty (as herein defined) to the
Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
§ 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of this provision,
Duty of Loyalty means, and only means, the duty not to profit personally at the expense of the Corporation and does not include conduct, whether deemed violation of fiduciary duty or otherwise, which does not involve personal monetary profit.

ELEVENTH: Reservation of Amendment Power

Subject to the limitations set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of
Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, Directors and officers are subject to this reserved power.

TWELFTH: Management

Except as otherwise required by law, by the Certificate of Incorporation or by the Bylaws of the Corporation, as from time to time amended, the business of the
Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the Corporation. The Board of Directors of the
Corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records of the Corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

THIRTEENTH: Liquidation

Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stock, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may authorize the Board of Directors of the Corporation to divide such assets or any part thereof among the stockholders of the
Corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

FOURTEENTH: Purchase of Shares

The Corporation may purchase directly or indirectly its own shares to the extent the money or other property paid or the indebtedness issued therefore does not
(i) render the Corporation unable to pay its debts as they become due in the usual course of business or (ii) exceed the surplus of the Corporation, as defined in the General Corporation Law. Notwithstanding the limitations contained in the preceding sentence, the Corporation may purchase any of its own shares for the following purposes, provided that the net assets of the
Corporation, as defined in the General Corporation Law, are not less than the amount of money or other property paid or the indebtedness issued therefor: (i)
to eliminate fractional shares; (ii) to collect or compromise indebtedness owed by or to the Corporation; (iii) to pay dissenting stockholders entitled to payment for their shares under the General Corporation Law; and (iv) to effect the purchase or redemption of redeemable shares in accordance with the General Corporation Law.

FIFTEENTH: Incorporator; Board of Directors

The name and mailing address of the Incorporator is:
Anthony M. Collura
c/o McManus, Collura & Richter, P.C.
49 Wall Street
25th Floor
New York, NY 10005
The name and mailing address of each person who is to serve as a director of the Corporation is as follows, each to serve and hold office until the earliest of (a) the first annual meeting of stockholders, (b) his or her successor is elected and qualified, or (c) his or her death, resignation or removal from office.

Name	Mailing Address
Ernest Cimadamore	1618 S. Broad St, Philadelphia, PA 19145

The above Certificate of Incorporation, herein certified, has been duly adopted in accordance with the provisions of Sections 102 of the General Corporation Law.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 11th day of February 2008.

INCORPORATOR:
s/Anthony M. Collura
Anthony M. Collura